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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES


   Name                                          Jurisdiction of Incorporation
   ----                                          -----------------------------

APBA Game Company                                         Pennsylvania

Ablesoft, Inc.                                            Virginia

REP Acquisition Corporation                                Delaware

REP Holdings Company, Inc. (d/b/a Rabbit Ears)             Delaware